UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


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                              JOHN HANCOCK FUNDS II
                (Name of Registrant as Specified In Its Charter)


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

                              JOHN HANCOCK FUNDS II
                               601 Congress Street
                        Boston, Massachusetts 02210-2805


                                                     July 18, 2007

Dear Shareholder:

     Enclosed is the Information Statement of John Hancock Funds II (the "Trust") regarding a new subadvisory agreement with Wellington Management
Company LLP ("Wellington Management") for the Special Value Fund, one of the separate series or funds of the Trust. The new agreement became effective as of the time the net asset value of the Special Value Fund was determined on June 29, 2007. Prior to that time, ClearBridge Advisors, LLC was the subadviser to the Special Value Fund. The new subadvisory agreement with Wellington Management has not resulted in any change in the level or quality of subadvisory services provided to, or the advisory or subadvisory fee rates for, the Special Value Fund.

     PLEASE NOTE THAT THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL, AND IS NOT REQUESTING THAT YOU SEND A PROXY, WITH RESPECT TO THE NEW SUBADVISORY AGREEMENT. The enclosed Information Statement, however, provides information about the new agreement and Wellington Management.

     If you have any questions regarding the Information Statement or the new subadvisory agreement, please contact a John Hancock Funds Customer Service Representative at 1-800-225-5291.


                                                     Sincerely,

                                                     /s/ THOMAS M. KINZLER
                                                     Thomas M. Kinzler
                                                     Secretary
                                                     John Hancock Funds II

                              JOHN HANCOCK FUNDS II
                               601 Congress Street
                        Boston, Massachusetts 02210-2805
                                 _______________


                              INFORMATION STATEMENT

                            NEW SUBADVISORY AGREEMENT
                           FOR THE SPECIAL VALUE FUND

                                 _______________

                                  INTRODUCTION

     This Information Statement provides notice of and information regarding a new subadvisory agreement for the Special Value Fund, one of the separate series or funds (each, a "Fund") of John Hancock Funds II (the "Trust"). It is first being mailed to shareholders of this Fund on or about July 18, 2007.

     The Trust. The Trust is an open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Trust, are divided into 96 separate series corresponding to 96 registered Funds

     The Adviser. John Hancock Investment Management Services, LLC (the "Adviser") serves as investment adviser for the Trust and for each of the Funds. Pursuant to an investment advisory agreement with the Trust, the Adviser administers the business and affairs of the Trust and retains, compensates and monitors the performance of subadvisers that manage the investment and reinvestment of the assets of the Funds pursuant to subadvisory agreements with the Adviser. The Adviser and the subadviser named in this Information Statement are registered as investment advisers under the Investment Advisers Act of 1940, as amended.

     The Distributor. John Hancock Funds, LLC (the "Distributor") serves as the Trust's distributor.

     The offices of the Adviser and the Distributor are located at 601 Congress Street, Boston, MA 02210, and their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

     Pursuant to an order from the Securities and Exchange Commission ("SEC"), the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with Fund subadvisers that are not affiliates of the Adviser. Because the new subadvisory agreement described in this Information Statement does not involve a subadviser which is affiliated with the Adviser for purposes of the SEC order, THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL OF THE NEW SUBADVISORY AGREEMENT, AND SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.


     Annual and Semi-Annual Reports. The Trust will furnish, without charge, a copy of the Trust's most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, please call the Trust at 1-800-225-5291.

                           NEW SUBADVISORY AGREEMENT
                           FOR THE SPECIAL VALUE FUND

     At its meeting held on June 28-29, 2007, the Board of Trustees of the Trust (the "Board" or "Trustees"), including all the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Adviser (the "Independent Trustees"), approved a new subadvisory agreement with Wellington Management Company LLP ("Wellington Management"), and accepted the resignation of ClearBridge Advisors, LLC ("ClearBridge"), as the subadviser for the Special Value Fund (sometimes referred to hereinafter as the "Fund").

     The change in subadviser for the Fund has not resulted in any change in the level or quality of subadvisory services provided to, or the advisory or subadvisory fee rates for, the Fund.

     The new subadvisory agreement with Wellington Management became effective, and the old subadvisory agreement with ClearBridge for the Fund terminated, as of the time the Fund's net asset value was determined on June 29, 2007. The prior subadvisory agreement with ClearBridge, dated December 1, 2006, was approved by the Board (including a majority of the Independent Trustees) on September 28-29, 2006 in connection with the appointment of ClearBridge (formerly, CAM North America, LLC) as subadviser.

Wellington Management

     Wellington Management, a Massachusetts limited liability partnership, is a professional investment counseling firm with its principal offices located at 75 State Street, Boston, Massachusetts 02109. Wellington Management and its predecessor organizations have provided investment services to investment companies, employee benefit plans, endowments, foundations and other institutions since 1928.

     Wellington Management is the subadviser to the following Funds of the Trust in addition to the Fund: the Investment Quality Bond Fund; Mid Cap Intersection Fund; Mid Cap Stock Fund and Natural Resources Fund.

     For information about the executive officers and managing partners of, and funds comparable to the Special Value Fund that are managed by, Wellington Management, see "Additional Information About Wellington Management" below.

                            New Subadvisory Agreement

     Under the new subadvisory agreement with Wellington Management, as under the prior subadvisory agreement with ClearBridge, the subadviser manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

     The terms of the prior subadvisory agreement and the new subadvisory agreement are substantially the same, and are the same with respect to compensation as described below. The terms of the agreements are described below under "Description of Prior and New Subadvisory Agreements."

     Compensation. As compensation for its services under the new subadvisory agreement, Wellington Management is paid a subadvisory fee by the Adviser with respect to the Fund. The fee, which is accrued daily and paid monthly, is determined by applying the daily equivalent of an annual fee rate to the net assets of the Fund. Under the prior subadvisory agreement, ClearBridge was also paid a subadvisory fee by the Adviser determined in the same manner as the subadvisory fee for Wellington Management under the new subadvisory agreement. UNDER BOTH THE PRIOR AND NEW SUBADVISORY AGREEMENTS, THE SUBADVISORY FEE IS PAID BY THE ADVISER OUT OF THE MANAGEMENT FEE IT RECEIVES FOR THE FUND AND IS NOT AN ADDITIONAL CHARGE TO THE FUND.

     The  following  table  sets  forth  the  annual   percentage  rate  of  the
subadvisory fees for the Fund under the prior and new subadvisory agreements. As indicated, the rate is the same under both agreements.

    Subadvisory Fees
    (As a percentage of average daily net assets)

       Prior Subadvisory Agreement)                New Subadvisory Agreement

       0.500% at all asset levels.                 0.500% at all asset levels


     The ClearBridge subadvisory agreement became effective December 1, 2006. For the fiscal year ended August 31, 2006, Salomon Brothers Asset Management ("SBAM") was the subadviser to the Special Value Trust at the same subadvisory fee rate as under the ClearBridge subadvisory agreement, and the Adviser paid SBAM under the SBAM subadvisory agreement a subadvisory fee of $502,251 with respect to the Fund. If the new subadvisory agreement with Wellington Management had been in effect for that fiscal year, the subadvisory fee would have been the same.

                  Change in Non-Fundamental Investment Policies

     In connection with approving the new subadvisory agreement with Wellington Management for the Fund, the Board also approved changing certain non-fundamental investment policies of the Fund to reflect Wellington Management's management style. Specifically, the Board approved increasing the upper limit of the non-index-referenced market capitalization range of companies in which the Fund may invest from $3 billion to $5 billion. The new investment policy is set forth below, with the change from the prior policy marked in
BOLD).

     New policy:

     Under normal market conditions, the Fund invests at least 80% of its net assets in common stocks and other equity securities of small capitalization U.S. companies. Small capitalized companies are defined as those whose market capitalization at the time of investment is no greater than (a) $5 BILLION or (b) the highest month-end market capitalization value of any stock in the Russell 2000 Index for the previous 12 months, whichever is greater.

                Board Evaluation of the New Subadvisory Agreement

     The Board, including the Independent Trustees, is responsible for selecting the Trust's investment adviser, approving the Adviser's selection of subadvisers to Funds of the Trust, including the subadviser to the Special Value Fund and approving the Trust's advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust's advisory and subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board are:

     1. the nature, extent and quality of the services to be provided by the Adviser to the Trust and by the subadviser to the Fund;
     2. the investment performance of the Fund and its subadviser;
     3. the extent to which economies of scale would be realized as a Fund grows and whether fee levels reflect these economies of scale for the benefit of shareholders of the Fund;
     4. the costs of the services to be provided and the profits to be realized by the Adviser (including any subadvisers affiliated with the Adviser) and its affiliates from the Adviser's relationship with the Fund; and
     5. comparative services rendered and comparative advisory and subadvisory fee rates.

        The Board believes that information relating to all these factors is relevant to its evaluation of the Trust's advisory agreement with respect to the Fund. With respect to its evaluation of subadvisory agreements with subadvisers not affiliated with the Adviser, the Board believes that, in view of the Trust's "manager-of-managers" advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with the Trust, generally, are not a material factor in the Board's consideration of these subadvisory agreements, because such fees are paid to subadvisers by the Adviser and not by the Funds of the Trust and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arms-length.

        In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser ("Material Relationships").

        In making its determination with respect to the factors that it considers, the Board reviewed:

     1. information relating to Wellington Management's current subadvisory services to the Trust;
     2. the performance of the Special Value Fund and the performance of other funds managed by Wellington Management with similar investment policies to those of the Special Value Fund;
     3. the  subadvisory  fee  for  the  Special  Value  Fund,   including  any
        breakpoints; and
     4. information relating to the nature and scope of Material Relationships and their significance to the Trust's adviser and to Wellington Management.

     Particular   considerations  of  the  Board  in  approving  the  Wellington
Management subadvisory agreement for the Special Value Fund at the June 28-29, 2007 Board meeting included the following:

     1. Wellington Management has demonstrated skills as a manager, is currently the subadviser to five Funds of the Trust and six funds of John Hancock Trust ("JHT") and may be expected to provide a high quality of investment management services and personnel to the Special Value Fund;

     2. The Small Cap Value Trust, a JHT fund managed by Wellington Management with a broadly similar investment style to the Special Value Fund, has outperformed the Special Value Fund since the inception of that Fund in 2003 and has outperformed its own benchmark index and peer group average since its inception in 1999 (Wellington Management has been sole subadviser to the Small Cap Value Trust since April 2005 and was a co-subadviser from 1999 to April 2005);

     3. The subadvisory fee with respect to the Special Value Fund (i) is the product of arms-length negotiation between the Adviser and Wellington Management, (ii) is the same as the subadvisory fee under the prior subadvisory agreement with ClearBridge, (iii) is within industry norms and (iv) is paid by the Adviser and not by the Special Value Fund.

               Additional Information about Wellington Management

     Management of Wellington Management. The names and principal occupations of the principal executive officers and managing partners of Wellington Management are set forth below. The business address of each such person is 75 State Street, Boston Massachusetts 02109.

Name                      Position with Wellington Management and Principal Occupation

Karl E. Bandtel           Senior Vice President, Partner and Executive Committee Member

Paul Braverman            Senior Vice President, Partner and Chief Financial Officer

Cynthia M. Clarke         Senior Vice President, Partner and Chief Legal Officer

Laurie A. Gabriel         Senior Vice President, Managing Partner and Executive Committee Member

James P. Hoffmann         Senior Vice President, Partner and Executive Committee Member

Jean M. Hynes             Senior Vice President, Partner and Executive Committee Member

Selwyn J. Notelovitz      Vice President and Chief Compliance Officer

Saul J. Pannell           Senior Vice President, Partner and Executive Committee Member

Thomas L. Pappas          Senior Vice President, Partner and Executive Committee Member

Phillip H. Perelmuter     Senior Vice President, Managing Partner and Executive Committee Member

John R. Ryan              Senior Vice President, Partner and Executive Committee Member

Perry M. Traquina         President, Chief Executive Officer, Managing Partner and Executive Committee Member

     Other Investment Companies Advised by Wellington Management. Wellington Management currently acts as adviser or subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Special Value Fund. The table below also states the approximate size of each such fund as of May 31, 2007 and the current advisory or subadvisory fee rate (net of any fee waiver or reimbursement) for each fund as a percentage of average daily net assets.

Name of Fund                                   Assets as               Advisory/Subadvisory Fee Rate
                                               of May 31, 2007

JHT Small Cap Value Trust                      $455,467,085            0.650% of the first $100 million, and
                                                                       0.600% of the excess over $100 million.

DIA Special Equity Fund; Small Cap Value       $221,543,176            0.450% of the first $200 million, and
                                                                       0.375% of the excess over $200 million.

Ultra Series Small Cap Value Fund              $5,192,618              0.700% at all asset levels.


USAA Small Cap Stock Fund                      $239,093,704            0.700% at all asset levels.


MEMBERS Small Cap Value Fund                   $15,813,259             0.700% at all asset levels.

                Description of Old and New Subadvisory Agreements

     The terms of the prior subadvisory agreement with ClearBridge and the new subadvisory agreement with Wellington Management are substantially the same and are described below. For convenience, the agreements are generally, collectively referred to as the "subadvisory agreement" and the subadvisers as the "subadviser."

     Duties of the Subadviser. The subadviser manages the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund
consistent  with  its  investment   objective  and  policies.   The  subadvisers
implements such program by purchases and sales of securities and regularly report thereon to the Board and the Adviser (or the subadviser in the case of a sub-subadviser). At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Fund.

     Brokerage Transactions. The subadviser selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers, and negotiates brokerage commissions if applicable. The subadviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadviser's overall responsibilities with respect to accounts managed by the subadviser.

     Books and Records. The subadviser maintains all accounts, books and record with respect to the Fund as are required of an investment adviser of a registered investment company under the 1940 Act and the Advisers Act.

     Term. The subadvisory agreement initially continues in effect for a period of no more than two years from the date of its execution and thereafter only if such continuance is specifically approved at least annually either (a) by the Trustees or (b) by the vote of a majority of the outstanding voting securities of the Fund. In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

     Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to a Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the agreement or (b) all of the Funds of the Trust.

     If the outstanding voting securities of a Fund fail to approve any continuance of a subadvisory agreement for the Fund, the subadviser will continue to act as subadviser with respect to the Fund pending the required approval of the continuance of the agreement or a new agreement with either that subadviser or a different subadviser, or other definitive action.

     Termination. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the agreement and, as applicable, to JHT. The following parties or others may terminate the agreement:

     o  the Board of Trustees of the Trust;
     o the holders of a majority of the outstanding voting securities of the Fund;
     o  the Adviser; and
     o  the subadviser.

     The subadvisory agreement automatically terminates in the event of its assignment.

     Amendments. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by of a majority of the Independent Trustees of JHT. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the amendment or (b) all of the Funds of JHT.

     Pursuant to an order  received  from the SEC,  the Adviser is  permitted to enter into subadvisory agreements appointing subadvisers which are not affiliates of the Adviser (other than by reason of serving as a subadviser to a Fund), and to change the terms of subadvisory agreements (including subadvisory fees) with respect to such subadvisers, without shareholder approval. The Trust is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

     Liability of Subadviser. Neither the subadviser nor any of its officers, directors or employees (in the case of ClearBridge), or partners and employees (in the case of Wellington Management), will be liable to the Adviser or the Trust for any loss suffered by the Adviser or the Trust resulting from its acts or omissions as subadviser to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its officers, directors or employees or partners or employees, as applicable.

     Consultation with Subadvisers to the Funds. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a Fund in securities or other assets: (a) other subadvisers to the Fund, (b) subadvisers to other Funds, and (c) subadvisers to Funds under common control with the Fund.

     Proxy Voting. The subadviser agrees to vote all proxies received in connection with securities held by the Fund in accordance with the Trust's proxy voting policies and guidelines, which policies and guidelines incorporate the subadviser's own internal proxy voting policies and guidelines.

     Confidentiality of Portfolio Holdings. The subadviser is required to treat Fund portfolio holdings as confidential and to prohibit its employees from trading on such confidential information.